UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2014, PDL BioPharma, Inc. (the Company) delivered a notice of default to Wellstat Diagnostics, LLC (Borrower), due to, among other things, Borrower’s on-going failure to pay its debts as they become due (the Borrower Notice). The Borrower Notice accelerates all obligations under the Company’s credit agreement with Borrower and demands immediate payment in full in an amount equal to $53,939,820, plus accruing fees, costs and interest, and demands that Borrower protect and preserve all collateral securing its obligations.

On August 7, 2014, the Company delivered a notice to each of the guarantors of Borrower’s obligations to the Company under the credit agreement (the Guarantor Notice). The Guarantor Notice includes a demand that the guarantors remit payment to the Company in the amount of the outstanding obligations. The guarantors include certain affiliates and related companies of Borrower, as well as Borrower’s shareholders.

The Company is evaluating the remedies available to it at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher L. Stone
Christopher L. Stone
Vice President, General Counsel and Secretary

Dated: August 11, 2014